UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017 (May 23, 2017)

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code)

541-633-4568

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On May 23, 2017, Signal Bay, Inc. (the “Company”) issued a press release announcing information regarding its results of operations and financial condition for the quarter ended March 31, 2017 (the “Original Release”) which contained an error regarding the percentage increase in the Company’s revenues reported for the quarter ended December 31, 2016 as compared to the quarter ended March 31, 2017. On June 7, 2017, the Company issued a corrective press release (the “Amended Release”) to clarify that revenues for the quarter ended March 31, 2017 increased by 25% from $668,456 for the quarter ended December 31, 2016 to $832,723 for the quarter ended March 31, 2017, rather than 125% as reported in the Original Release. Copies of the Original Release and the Amended Release are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit:

99.1	Press Release issued on May 23, 2017

99.2	Corrective Press Release dated June 7, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: June 7, 2017	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release issued on May 23, 2017

99.2	Corrective Press Release dated June 7, 2017

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